Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Fiscal Second Quarter 2021 Financial Results

Irvine, CA. April 13, 2021 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”) (NASDAQ: KRUS), a technology-enabled Japanese restaurant concept, today provided a COVID-19 business update and reported fiscal second quarter 2021 financial results for the period ended February 28, 2021.

COVID-19 Business Update

As of February 28, 2021, the Company had 28 of its 30 restaurants open in some capacity: indoor dining, outdoor dining or takeout only. Due to changes in local guidelines for public activities, the Company increased certain restaurants’ operating capacities starting in March.  As of today, the Company has all 31 restaurants, including one new opening in the fiscal third quarter, operating at indoor capacities of 25% to 100%, depending on local requirements.

During the second quarter of 2021, the Company borrowed $9.0 million on its revolver and as of February 28, 2021, the Company had cash, cash equivalents and restricted cash of $2.3 million and $12.0 million of debt. Subsequent to the end of the fiscal second quarter, the Company borrowed an additional $2.0 million and on April 9, 2021, the Company increased its revolving line of credit facility to $45 million from $35 million. As permitted under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Company recognized a $2.6 million employee retention credit during the fiscal second quarter ended February 28, 2021.

Fiscal Second Quarter 2021 Highlights

➣	Total sales were $9.1 million compared to $19.4 million in the second quarter of 2020;
➣	Operating loss was $3.8 million, compared to an operating loss of $0.2 million in the second quarter of 2020;
➣

Net loss was $3.9 million, or ($0.46) per diluted share, compared to net loss of $0.1 million, or ($0.02) per diluted share, in the second quarter of 2020. Adjusted net loss* was $6.5 million, or ($0.78) per diluted share, compared to adjusted net loss* of $0.1 million or ($0.02) per diluted share, in the second quarter of 2020;

➣	Restaurant-level operating loss* was $1.3 million;
➣	Adjusted EBITDA* was ($4.7) million; and
➣	Two new restaurants opened during the second quarter of 2021.
*

Adjusted net loss, Restaurant-level operating profit (loss) and Adjusted EBITDA are non-GAAP measures and are defined below under “Key Financial Definitions”. Please see the reconciliation of non-GAAP measures accompanying this release.  See also “Non-GAAP Financial Measures” below.

Hajime Uba, President and Chief Executive Officer of Kura Sushi, stated, “While our fiscal second quarter results were greatly impacted by the increased severity of COVID restrictions, we have been encouraged to see a rebound in sales, beginning in February with relaxed restrictions. Thanks to our team’s resilience and hard work, our daily sales volumes in February, exclusive of the impact on our Texas restaurants from the winter storm, were among the best we’ve seen since entering the pandemic. Our momentum continued into March with the limited reopening of California dining rooms and the increase of Texas indoor dining capacity to 100%, resulting in March revenue of $5.2 million, by far our strongest sales month since the pandemic began.  While we are still operating in an uncertain environment, we believe there is a light at the end of the tunnel. With COVID cases continuing to decline and vaccines becoming more widely available, our team is ready for post-pandemic recovery and eager to capitalize on pent-up demand for the full Kura Experience.”

Review of Fiscal Second Quarter 2021 Financial Results

Total sales were $9.1 million compared to $19.4 million in the second quarter of 2020.  Comparable restaurant sales decreased 60% for the second quarter of 2021.

Food and beverage costs as a percentage of sales was 35.0% compared to 31.5% in the second quarter of 2020.   The increase is primarily a result of inventory spoilage and geographical mix of sales towards Texas restaurants that have lower sushi plate prices.

Labor and related costs as a percentage of sales decreased to 22.7% from 31.7% in the second quarter of 2020. The decrease is due to a $2.2 million employee retention credit recognized under the CARES Act extension. Excluding the credit, labor and related costs would have been 46.9%. The increase was primarily due to the effect of lower sales and minimum staffing needed to operate our restaurants at reduced capacities.

Occupancy and related expenses were consistent with the second quarter of 2020 at $1.6 million.

Other costs as a percentage of sales increased to 22.6% compared to 11.4% in the second quarter of 2020.  The increase was primarily due to fixed cost deleverage as a result of the decrease in sales.

General and administrative expenses were $2.9 million compared to $2.8 million in the second quarter of 2020. Excluding the impact of the $0.4 million employee retention credit recognized under the CARES Act extension, general and administrative expenses would have been $3.3 million.  This increase was primarily due to additional compensation-related expenses.  As a percentage of sales, general and administrative expenses increased to 31.6% compared to 14.4% in the second quarter of 2020.

Operating loss was $3.8 million, compared to an operating loss of $0.2 million in the second quarter of 2020.

Income tax expense was $29 thousand compared to income tax expense of $30 thousand in the second quarter of 2020.

Net loss was $3.9 million, or ($0.46) per diluted share, compared to net loss of $0.1 million, or ($0.02) per diluted share, in the second quarter of 2020.

Adjusted net loss* was $6.5 million, or ($0.78) per diluted share, compared to adjusted net loss* of $0.1 million, or ($0.02) per diluted share, in the second quarter of 2020.

Restaurant-level operating loss* was $1.3 million, compared to restaurant-level operating profit* of $3.9 million in the second quarter of 2020.

Adjusted EBITDA* was ($4.7) million, compared to $1.0 million in the second quarter of 2020.

Restaurant Development

During the second quarter of fiscal 2021, two new restaurants were opened in Aventura, FL and Troy, MI.  Subsequent to February 28, 2021, the Company opened one new restaurant in Sherman Oaks, CA.

Conference Call

A conference call and webcast to discuss Kura Sushi’s financial results is scheduled for 5:00 p.m. ET today. Hosting the conference call and webcast will be Hajime “Jimmy” Uba, President and Chief Executive Officer; Steven Benrubi, Chief Financial Officer; and Benjamin Porten, Investor Relations Director.

Interested parties may listen to the conference call via telephone by dialing 201-689-8471. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 412-317-6671; the passcode is 13718276. The replay will be available until April 20, 2021.  The webcast will be available at www.kurasushi.com under the investor relations section and will be archived on the site shortly after the call has concluded.

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About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 31 locations in eight states and Washington DC. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 450 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Key Financial Definitions

Adjusted Net Income (Loss), a non-GAAP measure, is defined as net income (loss) before certain items, such as employee retention credit and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted income (loss) per diluted share represents adjusted net income (loss) divided by the number of diluted shares.

EBITDA, a non-GAAP measure, is defined as net income (loss) before interest, income taxes and depreciation and amortization expenses.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus stock-based compensation expense, non-cash lease expense, asset disposals, closure costs and restaurant impairments, as well as certain items, such as employee retention credit and certain executive transition costs, that the Company believes are not indicative of its core operating results. Adjusted EBITDA margin is defined as adjusted EBITDA divided by sales.

Restaurant-level Operating Profit (Loss), a non-GAAP measure, is defined as operating income (loss) plus depreciation and amortization expenses; stock-based compensation expense; pre-opening costs and general and administrative expenses which are considered normal, recurring, cash operating expenses and are essential to supporting the development and operations of restaurants; non-cash lease expense; asset disposals, closure costs and restaurant impairments; less corporate-level stock-based compensation expense and employee retention credit recognized within general and administrative expenses. Restaurant-level operating profit (loss) margin is defined as restaurant-level operating profit (loss) divided by sales.

Comparable Restaurant Sales Performance refers to the change in year-over-year sales for the comparable restaurant base.  The Company includes restaurants in the comparable restaurant base that have been in operation for at least 18 months prior to the start of the accounting period presented, including those temporarily closed for renovations during the year. For restaurants that were temporarily closed for renovations during the year, the Company makes fractional adjustments to sales such that sales are annualized in the associated period.  Performance in comparable restaurant sales represents the percent change in sales from the same period in the prior year for the comparable restaurant base.  The Company did not make any adjustments for the temporary restaurant closures due to COVID-19.

Non-GAAP Financial Measures

To supplement the condensed financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), certain financial measures, such as adjusted net income (loss), EBITDA, adjusted EBITDA, adjusted EBITDA margin, restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin (“non-GAAP measures”) are not recognized under GAAP. These non-GAAP measures are intended as supplemental measures of our performance that are neither required by, nor presented in accordance with, GAAP. The Company is presenting these non-GAAP measures because the Company believes that they provide useful information to management and investors regarding certain financial and business trends relating to our financial condition and operating results. These measures also may not provide a complete understanding of the operating results of the Company as a whole and such measures should be reviewed in conjunction with our GAAP financial results. Additionally, the Company presents restaurant-level operating profit (loss) because it excludes the impact of general and administrative expenses which are not incurred at the restaurant-level. The Company also uses restaurant-level operating profit (loss) to measure operating performance and returns from opening new restaurants.

The Company believes that the use of these non-GAAP measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin are financial

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measures which are not indicative of overall results for the Company, and restaurant-level operating profit (loss) and restaurant-level operating profit (loss) margin do not accrue directly to the benefit of stockholders because of corporate-level expenses excluded from such measures. In addition, you should be aware when evaluating these non-GAAP measures that in the future the Company may incur expenses similar to those excluded when calculating these measures. The Company’s presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate these non-GAAP measures in the same fashion. Because of these limitations, these non-GAAP measures should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using these non-GAAP measures on a supplemental basis.

Forward-Looking Statements

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: risks related to the COVID-19 outbreak; our ability to successfully resume and maintain increases in our comparable restaurant sales; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

### #### ###

Investor Relations Contact:

Fitzhugh Taylor or Steven Boediarto

(657) 333-4010

investor@kurausa.com

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Kura Sushi USA, Inc.

Condensed Statements of Operations

(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Sales	$9,082	$19,388	$18,496	$36,828
Restaurant operating costs:
Food and beverage costs	3,175	6,106	6,228	11,799
Labor and related costs	2,061	6,144	6,421	11,785
Occupancy and related expenses	1,627	1,637	3,317	3,076
Depreciation and amortization expenses	1,002	712	1,929	1,375
Other costs	2,051	2,210	4,130	4,257
Total restaurant operating costs	9,916	16,809	22,025	32,292
General and administrative expenses	2,874	2,783	6,395	6,109
Depreciation and amortization expenses	94	36	169	58
Total operating expenses	12,884	19,628	28,589	38,459
Operating loss	(3,802)	(240)	(10,093)	(1,631)
Other expense (income):
Interest expense	53	33	87	67
Interest income	(3)	(170)	(7)	(367)
Loss before income taxes	(3,852)	(103)	(10,173)	(1,331)
Income tax expense	29	30	58	26
Net loss	$(3,881)	$(133)	$(10,231)	$(1,357)
Net loss per Class A and Class B shares
Basic	$(0.46)	$(0.02)	$(1.22)	$(0.16)
Diluted	$(0.46)	$(0.02)	$(1.22)	$(0.16)
Weighted average Class A and Class B shares outstanding
Basic	8,379	8,336	8,363	8,335
Diluted	8,379	8,336	8,363	8,335

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Kura Sushi USA, Inc

Selected Balance Sheet Data and Selected Operating Data

(in thousands; except restaurants and percentages; unaudited)

	February 28, 2021	August 31, 2020
Selected Balance Sheet Data:
Cash, cash equivalents and restricted cash	$2,271	$9,259
Total assets	$118,409	$118,379
Loan from affiliate	$12,000	—
Total liabilities	$81,986	$72,666
Total stockholders’ equity	$36,423	$45,713

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Selected Operating Data:
Restaurants at the end of period	30	25	30	25
Comparable restaurant sales performance	(60.2)%	10.8%	(55.2)%	8.9%
EBITDA	$(2,706)	$508	$(7,995)	$(198)
Adjusted EBITDA	$(4,696)	$980	$(8,961)	$638
Adjusted EBITDA margin	(51.7)%	5.1%	(48.4)%	1.7%
Operating loss	$(3,802)	$(240)	$(10,093)	$(1,631)
Operating loss margin	(41.9)%	(1.2)%	(54.6)%	(4.4)%
Restaurant-level operating (loss) profit	$(1,345)	$3,875	$(2,487)	$6,899
Restaurant-level operating (loss) profit margin	(14.8)%	20.0%	(13.4)%	18.7%

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Reconciliation of Net Loss and Loss Per Diluted Share to

Adjusted Net Loss and Adjusted Loss Per Diluted Share

(in thousands, except loss per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Net loss	$(3,881)	$(133)	$(10,231)	$(1,357)
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(2,635)	—	(2,635)	—
Adjusted net loss	$(6,516)	$(133)	$(12,476)	$(1,357)
Net loss per Class A and Class B shares
Loss per diluted share	$(0.46)	$(0.02)	$(1.22)	$(0.16)
Executive transition costs(4)	—	—	0.05	—
Employee retention credit(5)	(0.32)	—	(0.32)	—
Adjusted loss per diluted share	$(0.78)	$(0.02)	$(1.49)	$(0.16)
Weighted average Class A and Class B shares outstanding
Diluted shares	8,379	8,336	8,363	8,335
Adjusted diluted shares	8,379	8,336	8,363	8,335

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Kura Sushi USA, Inc

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Net loss	$(3,881)	$(133)	$(10,231)	$(1,357)
Interest expense (income), net	50	(137)	80	(300)
Income tax expense	29	30	58	26
Depreciation and amortization expenses	1,096	748	2,098	1,433
EBITDA	(2,706)	508	(7,995)	(198)
Stock-based compensation expense(1)	309	211	575	332
Non-cash lease expense(2)	336	261	704	504
Executive transition costs(4)	—	—	390	—
Employee retention credit(5)	(2,635)	—	(2,635)	—
Adjusted EBITDA	$(4,696)	$980	$(8,961)	$638

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Kura Sushi USA, Inc

Reconciliation of Operating Loss to Restaurant-level Operating (Loss) Profit

(in thousands; unaudited)

	Three Months Ended		Six Months Ended
	February 28, 2021	February 29, 2020	February 28, 2021	February 29, 2020
Operating loss	$(3,802)	$(240)	$(10,093)	$(1,631)
Depreciation and amortization expenses	1,096	748	2,098	1,433
Stock-based compensation expense(1)	309	211	575	332
Non-cash lease expense(2)	336	261	704	504
Pre-opening costs(3)	326	303	561	448
Employee retention credit(5)	(2,635)	—	(2,635)	—
General and administrative expenses	2,874	2,783	6,395	6,109
Corporate-level stock-based compensation and employee retention credit included in general and administrative expenses	151	(191)	(92)	(296)
Restaurant-level operating (loss) profit	$(1,345)	$3,875	$(2,487)	$6,899

(1)

Stock-based compensation expense includes non-cash stock-based compensation, which is comprised of restaurant-level stock-based compensation included in other costs in the statements of operations and corporate-level stock-based compensation included in general and administrative expenses in the statements of operations.

(2)	Non-cash lease expense includes lease expense from the date of possession of our restaurants that did not require cash outlay in the respective periods.
(3)

Pre-opening costs consist of labor costs and travel expenses for new employees and trainers during the training period, recruitment fees, legal fees, cash-based lease expenses incurred between the date of possession and opening day of our restaurants, and other related pre-opening costs.

(4)	Executive transition costs include severance and search fees associated with the transition of our Chief Financial Officer. The income tax impact of this adjustment was immaterial.
(5)	Employee retention credit includes a refundable credit recognized under the CARES Act extension. The income tax impact of this adjustment was immaterial.

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